Exhibit 99.1
NEWS RELEASE
800 Cabin Hill Drive, Greensburg, PA 15601-1650

Media contact:	Investor contact:
David Neurohr Director, External Communications Phone: (724) 838-6020 Media Hotline: 1-888-233-3583 E-mail: dneuroh@alleghenyenergy.com	Max Kuniansky Executive Director, Investor Relations and Corporate Communications Phone: (724) 838-6895 E-mail: mkunian@alleghenyenergy.com
FOR IMMEDIATE RELEASE
Allegheny Energy Reports First Quarter 2008 Results
GREENSBURG, Pa., April 30, 2008 — Allegheny Energy, Inc. (NYSE: AYE) today reported financial results for the first quarter of 2008.
Three Months Ended March 31

	2008	2007	Increase
Consolidated Results: GAAP
— Net Income ($millions)	$136.1	$109.7	$26.4
— Earnings Per Share	0.80	0.65	0.15
“Higher generation rates, increased market prices and lower income taxes were key contributors to our improved financial results for the quarter,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “We remain well-positioned to deliver strong earnings growth for the full year 2008 and beyond. Securing approvals for transmission expansion and resolving our Virginia regulatory issues remain top near-term priorities.”
First Quarter Consolidated Results
Net income for the first quarter of 2008 increased by $26.4 million compared with the same period in 2007. Key factors contributing to the results include:
•	Operating revenues increased by $27.4 million, reflecting higher generation rates in Pennsylvania, increased market prices and revenue from transmission expansion projects and capacity auctions, partially offset by lower generation output.

•	Fuel expense increased by $17.6 million, largely due to higher coal costs.

•	Deferred energy costs reduced operating expenses by $9.0 million, primarily reflecting West Virginia fuel and energy costs which will be recovered in rates.

•	Operations and maintenance expense increased by $8.2 million, primarily due to the timing of special power plant maintenance costs, additional service restoration work resulting from severe weather and increased spending to enhance reliability in the delivery business.

•	Income taxes decreased by $13.1 million, largely due to a lower effective tax rate reflecting favorable tax settlements and West Virginia tax law changes.
EBITDA for the first quarter of 2008 was $323.1 million, an increase of $10.5 million compared to the same quarter of the prior year. EBITDA is a non-GAAP financial measure. Details on the calculation of EBITDA and a reconciliation of EBITDA to net income are attached to this release.
First Quarter Segment Results
Three Months Ended March 31
($ millions)

			Increase
	2008	2007	(Decrease)
Net Income: GAAP
— Generation and Marketing	$102.4	$64.3	$38.1
— Delivery and Services	33.7	45.4	(11.7)
Generation and Marketing: Net income for the quarter increased by $38.1 million compared to the same period a year earlier. Key factors contributing to the improved earnings were higher market prices for power, including hedges and marketing contracts, higher generation rates in Pennsylvania, fuel cost recovery in West Virginia, and West Virginia tax law changes. These benefits were partially offset by a decrease in generation output and higher coal costs.
Delivery and Services: Net income for the quarter decreased by $11.7 million compared to the same quarter of the prior year. Key factors contributing to the decreased earnings were higher costs for purchasing power to serve Virginia customers and decreased rates in West Virginia, partially offset by revenues from transmission expansion projects, the expiration of a customer credit in Maryland, and favorable tax settlements.
Reconciliation of Non-GAAP Financial Measures
This news release includes a presentation of EBITDA as an additional measure of our operating performance, which is a non-GAAP financial measure as defined in the Securities and Exchange Commission’s Regulation G.
Management believes that presenting EBITDA provides investors with a more complete understanding of the core results and underlying trends from which to consider past performance and prospects for the future. EBITDA should not be considered in isolation or viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of our operating performance or liquidity. In addition, EBITDA is not necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached a table that reconciles EBITDA to the most directly comparable GAAP measures.
Investor Conference Call
Allegheny Energy will discuss these results in a live Internet broadcast at 8:30 a.m. Eastern Daylight Time on Thursday, May 1, 2008. To listen to the broadcast, visit www.alleghenyenergy.com. A taped replay will be available after the live broadcast.
Allegheny Energy
Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to 1.6 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit our Web site at www.alleghenyenergy.com.
Forward-Looking Statements
In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; and regulatory matters. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets and actions of rating agencies; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; inflationary and interest rate trends changes in market rules, including changes to PJM participant rules and tariffs; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies and accounting issues facing our organization; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.
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ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2008	2007
Operating revenues	$875,026	$847,625
Operating expenses:
Fuel	249,826	232,225
Purchased power and transmission	97,380	93,266
Deferred energy costs, net	(10,454)	(1,455)
Operations and maintenance	168,700	160,544
Depreciation and amortization	70,289	71,981
Taxes other than income taxes	52,439	55,890

Total operating expenses	628,180	612,451

Operating income	246,846	235,174
Other income and expenses, net	6,209	5,862
Interest expense and preferred dividends of subsidiary	58,431	59,529

Income before income taxes and minority interest	194,624	181,507
Income tax expense	58,293	71,378
Minority interest in net income of subsidiaries	206	387

Net income	$136,125	$109,742

Common share data:
Weighted average common shares outstanding:
Basic	167,560	165,494
Diluted	169,950	169,181

Basic income per common share	$0.81	$0.66

Diluted income per common share	$0.80	$0.65

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(In thousands)	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$89,715	$258,750
Accounts receivable:
Customer	234,347	195,545
Unbilled utility revenue	87,808	110,569
Wholesale and other	92,693	57,626
Allowance for uncollectible accounts	(15,132)	(14,252)
Materials and supplies	104,353	103,075
Fuel	78,783	72,506
Deferred income taxes	223,194	286,440
Prepaid taxes	83,152	48,343
Collateral deposits `	44,609	59,527
Derivative assets	5,266	29
Restricted funds	29,553	47,501
Regulatory assets	78,408	73,299
Other	63,936	16,001

Total current assets	1,200,685	1,314,959

Property, Plant and Equipment, Net:
Generation	6,028,017	5,992,919
Transmission	1,133,197	1,126,657
Distribution	3,808,384	3,761,438
Other	463,304	452,525
Accumulated depreciation	(4,837,615)	(4,795,925)

Subtotal	6,595,287	6,537,614
Construction work in progress	792,722	658,966

Total property, plant and equipment, net	7,388,009	7,196,580

Investments and Other Assets:
Restricted funds — Fort Martin scrubber project.	302,574	347,023
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	27,811	27,875
Other	17,552	15,974

Total investments and other assets	715,224	758,159

Deferred Charges:
Regulatory assets	559,042	601,603
Other	57,519	35,288

Total deferred charges	616,561	636,891

Total Assets	$9,920,479	$9,906,589

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
(unaudited)

	March 31,	December 31,
(In thousands, except share amounts)	2008	2007
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$10,000	$10,000
Long-term debt due within one year	89,561	95,367
Accounts payable	296,731	380,688
Accrued taxes	70,100	83,580
Derivative liabilities	76,862	14,117
Accrued interest	63,339	65,583
Security deposits	39,939	38,976
Other	150,826	99,192

Total current liabilities	797,358	787,503

Long-term Debt	3,917,135	3,943,947

Deferred Credits and Other Liabilities:
Derivative liabilities	21,391	12,815
Income taxes payable	70,007	68,050
Investment tax credit	68,540	69,353
Deferred income taxes	1,299,490	1,345,953
Obligations under capital leases	44,409	38,765
Regulatory liabilities	505,375	488,393
Adverse power purchase commitment	145,433	149,799
Other	429,285	453,418

Total deferred credits and other liabilities	2,583,930	2,626,546

Minority Interest	3,279	13,241

Common Stockholders’ Equity:
Common stock—$1.25 par value per share, 260 million shares authorized and 167,896,292 and 167,273,069 shares issued at March 31, 2008 and December 31, 2007, respectively	209,870	209,091
Other paid-in capital	1,934,346	1,924,072
Retained earnings	555,065	444,177
Treasury stock at cost—49,493 shares	(1,756)	(1,756)
Accumulated other comprehensive loss	(78,748)	(40,232)

Total common stockholders’ equity	2,618,777	2,535,352

Total Liabilities and Stockholders’ Equity	$9,920,479	$9,906,589

ALLEGHENY ENERGY, INC.
RESULTS OF OPERATIONS
Income Summary

	Three months ended March 31, 2008
	Delivery	Generation
	and	and
(In millions)	Services	Marketing	Eliminations	Total
Operating revenues	$774.5	$568.2	$(467.7)	$875.0
Fuel	—	249.8	—	249.8
Purchased power and transmission	535.5	27.5	(465.6)	97.4
Deferred energy costs, net	3.1	(13.6)	—	(10.5)
Operations and maintenance	91.9	78.9	(2.1)	168.7
Depreciation and amortization	42.7	27.6	—	70.3
Taxes other than income taxes	36.1	16.4	—	52.5

Total operating expenses	709.3	386.6	(467.7)	628.2

Operating income	65.2	181.6	—	246.8
Other income and expenses, net	3.4	4.2	(1.4)	6.2
Interest expense	21.9	37.9	(1.4)	58.4

Income before income taxes and minority interest	46.7	147.9	—	194.6
Income tax expense	12.8	45.5	—	58.3
Minority interest in net income of subsidiaries	0.2	—	—	0.2

Net income	$33.7	$102.4	$—	$136.1

	Three months ended March 31, 2007
	Delivery	Generation
	and	and
(In millions)	Services	Marketing	Eliminations	Total
Operating revenues	$757.9	$524.5	$(434.8)	$847.6
Fuel	—	232.2	—	232.2
Purchased power and transmission	500.8	24.2	(431.7)	93.3
Deferred energy costs, net	(1.5)	—	—	(1.5)
Operations and maintenance	86.3	77.3	(3.1)	160.5
Depreciation and amortization	40.2	31.8	—	72.0
Taxes other than income taxes	35.5	20.4	—	55.9

Total operating expenses	661.3	385.9	(434.8)	612.4

Operating income	96.6	138.6	—	235.2
Other income and expenses, net	3.0	4.1	(1.2)	5.9
Interest expense and preferred dividends	18.7	42.1	(1.2)	59.6

Income before income taxes and minority interest	80.9	100.6	—	181.5
Income tax expense	35.5	35.9	—	71.4
Minority interest in net income of subsidiaries	—	0.4	—	0.4

Net income	$45.4	$64.3	$—	$109.7

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
CONSOLIDATED DATA FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(in millions, except per share data)
(unaudited)

	INCOME BEFORE
	INCOME TAXES AND		DILUTED INCOME
THREE MONTHS ENDED MARCH 31, 2008	MINORITY INTEREST	NET INCOME	PER SHARE

Calculation of Adjusted Income:

Income — GAAP Basis	$194.6	$136.1	$0.80

Adjustments:
No adjustments	—	—

Adjusted Income	$194.6	$136.1	$0.80

Calculation of Adjusted EBITDA:
Net Income — GAAP basis		$136.1
Interest expense		58.4
Income tax expense		58.3
Depreciation and amortization		70.3

EBITDA		323.1

No adjustments		—
Adjusted EBITDA		$323.1

	INCOME BEFORE
	INCOME TAXES AND		DILUTED INCOME
THREE MONTHS ENDED MARCH 31, 2007	MINORITY INTEREST	NET INCOME	PER SHARE

Calculation of Adjusted Income:

Income — GAAP Basis	$181.5	$109.7	$0.65

Adjustments:
No adjustments	—	—

Adjusted Income	$181.5	$109.7	$0.65

Calculation of Adjusted EBITDA:
Net Income — GAAP basis		$109.7
Interest expense		59.5
Income tax expense		71.4
Depreciation and amortization		72.0

EBITDA		312.6
No adjustments		—

Adjusted EBITDA		$312.6

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
OPERATING STATISTICS
(unaudited)
Three Months Ended March 31,

	2008	2007	Change
DELIVERY AND SERVICES:
Retail electricity sales (thousand MWh)	11,796	11,712	0.7%
Usage per customer (KWh):
Residential	3,719	3,739	-0.5%
Commercial	15,004	15,106	-0.7%
Industrial	146,963	146,134	0.6%

GENERATION AND MARKETING:
Total generation (thousand MWh):
Supercritical coal	10,363	10,748	-3.6%
Other coal	1,623	1,753	-7.4%
Gas	47	91	-48.4%
Hydro and other	508	500	1.6%
Total	12,541	13,092	-4.2%
Net capacity factor:
Supercritical coal	78%	82%	-4%
All coal	73%	77%	-4%
Equivalent availability factor:
Supercritical coal	89%	90%	-1%
All coal	88%	89%	-1%

DEGREE DAYS:
Heating	2,714	2,744	-1.1%
Cooling	0	2	NM*
* Not meaningful